Exhibit 4.2

REGISTRATION RIGHTS AGREEMENT

This REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is made and entered into as of December 13, 2023, by and among Veritone, Inc., a Delaware corporation (the “Company”), and each investor identified in the signature pages hereto (individually, an “Investor” and collectively, the “Investors”).

This Agreement is being entered into concurrently and in connection with the Warrants and the Credit and Guaranty Agreement, dated as of December 13, 2023 (the “Credit Agreement”), by and among the Company, certain subsidiaries of the Company, various lenders and Wilmington Savings Fund Society, FSB, as administrative agent and collateral agent.

The Company and each Investor hereby agree as follows:

1. Definitions. In addition to the other capitalized terms used and defined elsewhere herein, as used in this Agreement, the following terms shall have the following meanings:

“1933 Act” means the Securities Act of 1933, as amended, and the rules promulgated thereunder.

“1934 Act” means the Securities Exchange Act of 1934, as amended, and the rules promulgated thereunder.

“beneficially owns” (and related terms such as “beneficially owned” or “beneficial owner”) has the meaning as set forth in Rule 13d-3 under the 1934 Act.

“Business Day” means any day other than Saturday, Sunday or any other day on which commercial banks in the City of New York are authorized or required by law to remain closed; provided, however, for clarification, commercial banks shall not be deemed to be authorized or required by law to remain closed due to “stay at home”, “shelter-in-place”, “non-essential employee” or any other similar orders or restrictions or the closure of any physical branch locations at the direction of any governmental authority so long as the electronic funds transfer systems (including for wire transfers) of commercial banks in the City of New York generally are open for use by customers on such day.

“Commission” means the U.S. Securities and Exchange Commission.

“Commission Guidance” means any publicly-available written or oral guidance, comments, requirements or requests of the Commission staff, including the Commission’s Compliance and Disclosure Interpretations and Manual of Publicly Available Telephone Interpretations.

“Common Stock” means shares of common stock, par value 0.001 per share, of the Company.

“Effectiveness Date” means the earlier of (i) sixty (60) days after the date of this Agreement and (ii) February 14, 2024, provided that if the Commission staff determines to review the Registration Statement, “Effectiveness Date” shall mean May 1, 2024.

“Filing Date” means the thirtieth (30th) day following the date hereof.

“FINRA” means the Financial Industry Regulatory Authority, Inc.

“Holder” or “Holders” means an Investor or any transferee or assignee of any Registrable Securities or Warrants, as applicable, to whom an Investor assigns its rights under this Agreement and who agrees to become bound by the provisions of this Agreement and any transferee or assignee thereof to whom a transferee or assignee of any Registrable Securities or Warrants, as applicable, assigns its rights under this Agreement and who agrees to become bound by the provisions of this Agreement.

“Person” means an individual or a corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or political subdivision thereof) or other entity of any kind.

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an informal investigation or partial proceeding, such as a deposition).

“Prospectus” means the prospectus included in a Registration Statement (including, without limitation, a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated by the Commission pursuant to the 1933 Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by a Registration Statement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

“Registrable Securities” means (i) the shares of Common Stock issuable or issued in accordance with the terms of the Warrants and (ii) any securities issued or issuable upon any stock split, stock dividend or similar event with respect thereto. As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when (i) the Commission has declared a Registration Statement covering such securities effective and such securities have been disposed of pursuant to such effective Registration Statement; (ii) such securities are sold under circumstances in which all of the applicable conditions of Rule 144 under the Securities Act are met and the legend restricting further transfer has been removed from the certificate for such securities; or (iii) such securities have been previously issued and are no longer outstanding.

“Registration Statement” means any registration statement filed pursuant to this Agreement under the 1933 Act covering the resale by any Holder of any Registrable Securities, including the Prospectus, amendments and supplements to such registration statement or Prospectus, including pre- and post-effective amendments, all exhibits thereto and all material incorporated by reference (or deemed to be incorporated by reference) therein.

“Requisite Holders” means the Holders of a majority of the Registrable Securities then outstanding (including for this purpose, the Warrants on an as exercised basis assuming the Warrants are exercised for the gross amount of shares without giving effect to cashless exercise).

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the 1933 Act, as such Rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such Rule.

“Rule 415” means Rule 415 promulgated by the Commission pursuant to the 1933 Act, as such Rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such Rule.

“Rule 424” means Rule 424 promulgated by the Commission pursuant to the 1933 Act, as such Rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such Rule.

“Transfer Agent” means Computershare, Inc., the current transfer agent of the Company, with a mailing address of 3366 Via Lido, Newport Beach, California 92663, and any successor transfer agent of the Company.

“Warrants” means the Warrants as defined in the Credit Agreement.

2. Registration.

(a) Mandatory Registration. The Company shall prepare and, as promptly as practicable but in no event later than the Filing Date, file with the Commission a Registration Statement covering the resale of all Registrable Securities in a resale offering to be made on a continuous basis. The Registration Statement shall contain (except if otherwise directed by the Holders or required in order to address written comments to the Registration Statement received from the Commission upon review of such Registration Statement) the “Plan of Distribution” section in substantially the form attached as Annex A hereto, as the same may be amended in accordance with the provisions of this Agreement; provided, however, that no Holder shall be named as an “underwriter” without such Holder’s express prior written consent. Subject to the terms of this Agreement, the Company shall use its commercially reasonable efforts to cause the Registration Statement to be declared effective under the 1933 Act as promptly as practicable after the filing thereof, but in any event prior to the Effectiveness Date, and shall use its commercially reasonable efforts to keep the initial Registration Statement continuously effective under the 1933 Act until all Registrable Securities covered by such Registration Statement have been sold by the Holders (the “Effectiveness Period”).

(b) Rule 415; Cutback. In the event that the Commission does not permit the Company to register in any Registration Statement all of the Registrable Securities in a secondary offering, the Company shall promptly notify each of the Holders thereof, and amend such Registration Statement to register such maximum portion as permitted by Commission Guidance, including such guidance pertaining to Rule 415; provided that (i) the Company shall use commercially reasonable efforts to advocate with the Commission for the registration of all of the Registrable Securities in accordance with the Commission Guidance that are not then registered on an effective Registration Statement and (ii) the Company shall not name any Holder as an “underwriter” without such Holder’s express prior written consent. Notwithstanding any other provision of this Agreement, if any Commission Guidance sets forth a limitation on the number of Registrable Securities permitted to be registered on a particular Registration Statement in a secondary offering (and notwithstanding that the Company used commercially reasonable efforts to advocate with the Commission for the registration of all or a greater portion of Registrable Securities), unless otherwise directed in writing by a Holder as to its Registrable Securities and unless any Commission Guidance requires otherwise, the number of Registrable Securities to be registered on such Registration Statement will be reduced pro rata among all Holders. In the event of a cutback pursuant to this Section 2(b), the Company will offer to the Holders to file and cause to become effective with the Commission, as promptly as allowed by the Commission or Commission Guidance, one or more Registration Statements to register for resale those Registrable Securities that were not previously registered for resale. No liquidated damages shall accrue as to any Registrable Securities subject to a cutback pursuant to this Section 2(b) if (i) the Holders decline the filing of a new Registration Statement or (ii) the Holders request the filing of a new Registration Statement, until such date as the Company is able to effect the registration of such Registrable Securities in accordance with Commission Guidance (the earlier such date, “Restriction Termination Date”); provided in respect of clause (ii), that the Filing Date for such Registrable Securities shall be thirty (30) days after the Restriction Termination Date and the Effectiveness Date for such Registrable Securities shall be sixty (60) days (or, if the Commission staff determines to review the new Registration Statement, ninety (90) days) after the Restriction Termination Date.

(c) Additional Cash Payment. The parties hereto agree that the Holders will suffer damages if the Company fails to fulfill its obligations under this Section 2 and that, in such case, it would not be feasible to ascertain the extent of such damages with precision. Accordingly, subject to Section 2(b), if:

(i) the Company does not file a Registration Statement covering all the Registrable Securities on or before the Filing Date;

(ii) such Registration Statement is not declared effective by the Commission on or before the Effectiveness Date;

(iii) the Company extends any Suspension Period (as defined below) beyond ninety (90) days during any consecutive three hundred sixty (360) day period; or

(iv) a Registration Statement is filed and declared effective but, during the applicable Effectiveness Period, a Registration Statement is not effective for any reason or the Prospectus contained therein is not available for use for any reason, in each case other than due to a Suspension Period as provided in Section 3(c), for its intended purpose without such disability being cured within ten (10) Business Days by an effective post-effective amendment to such Registration Statement, a supplement to the Prospectus, or a report filed with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act that cures such failure or the effectiveness of the Registration Statement and the Company fails for any reason to satisfy the requirements of Rule 144(c)(1) (or, if the Company has ever been or ever in the future becomes an issuer described in Rule 144(i)(1)(i), the conditions in Rule 144(i)(2)) as a result of which any of the Holders are unable to sell Registrable Securities without restriction under Rule 144 (including, without limitation, volume restrictions);

(each such event referred to in foregoing clauses (i) through (iv), a “Registration Default”), then for so long as any Warrants or Registrable Securities are outstanding, in such event as partial relief for the damages to any Holder by reason of any such delay in or reduction of its ability to sell any Registrable Securities and not as a penalty (which remedy will not be exclusive of any other remedies available at law or equity), the Company hereby agrees to pay to each Holder an amount in cash equal to 2.00% per year (which amount shall be pro-rated for the number of days a Registration Default has occurred and is continuing based on a 360 day year) of the exercise price of the Warrants (and all the outstanding Common Stock issued upon exercise of such Warrants to the extent any Warrants have been exercised into Common Stock prior to the occurrence of the Registration Default and such Common Stock remains Registrable Securities) on the thirtieth (30th) day following the applicable Registration Default and on each thirty (30) day anniversary thereafter (and shall be pro-rated for any portion of any thirty (30) day period) until such Registration Default will cease, be remedied or be cured; provided that any payment on Common Stock will be calculated based on the exercise price of the Warrants upon the exercise of which such Common Stock has been issued.

(d) Piggyback Registration. Without limiting any obligation of the Company hereunder, if (i) there is not an effective Registration Statement covering all of the Registrable Securities, or if the Prospectus contained in any Registration Statement is not available for use, and (ii) the Company shall determine to prepare and file with the Commission a registration statement or offering statement relating to an offering for its own account or the account of others under the 1933 Act of any of its equity securities (other than on Form S-4 or Form S-8 (each as promulgated under the 1933 Act) or their then equivalents relating to equity securities to be issued solely in connection with any acquisition of any entity or business (or a business combination subject to Rule 145 under the 1933 Act) or equity securities issuable in connection with the Company’s stock option or other employee benefit plans), or a dividend reinvestment or similar plan or rights offering), then the Company shall deliver to each Holder a written notice of such determination and, if within five (5) Business Days after the date of the delivery of such notice, any such Holder shall so request in writing, the Company shall include in such registration statement or offering statement all or any part of such Registrable Securities that such Holder requests to be registered; provided, however, that the Company shall not be required to include any Registrable Securities to the extent that an underwriter advises the Company will materially adversely affect the Company’s ability to sell all of the securities which the Company intended to sell, and if the underwriters determine some but not all of the Registrable Securities may be included without materially adversely affecting the Company’s ability to sell all of the securities that the Company intended to sell (it being understood that the Company shall not be required to reduce any amount it intends to register to sell), then any such reduction in Registrable Securities included in such registration statement will be applied pro rata based on the number of Registrable Securities to be included by each Holder in such registration statement. The Company may postpone or withdraw the filing or the effectiveness of a piggyback registration pursuant to this Section 2(d) at any time in its sole discretion. The Company shall not grant piggyback registration rights to any holders of its Common Stock or securities that are convertible into or exchangeable or exercisable for its Common Stock that are senior to the rights of the Holders set forth in this Section 2(d).

(e) No Inclusion of Other Securities. The Company shall in no event include any securities other than Registrable Securities on any Registration Statement filed in accordance herewith (other than a Registration Statement filed pursuant to Section 2(d)) without the prior written consent of the Requisite Holders.

3. Registration Procedures. In connection with the Company’s registration obligations hereunder, the Company shall:

(a) Not less than five (5) Business Days prior to the filing of each Registration Statement and not less than two (2) Business Days prior to the filing of any related Prospectus or any amendment or supplement thereto (other than those incorporated or deemed to be incorporated therein by reference), the Company shall furnish to each Holder copies of all such documents proposed to be filed, which documents will be subject to the review of such Holders. The Company shall not file a Registration Statement or Prospectus or any amendments or supplements thereto (other than those incorporated or deemed to be incorporated therein by reference) to which the Holders of a majority of the Registrable Securities shall reasonably object in good faith; provided that the Company is notified of such objection in writing no later than five (5) Business Days after the Holders have been so furnished copies of a Registration Statement or two (2) Business Days after the Holders have been so furnished copies of any related Prospectus or amendments or supplements to a Registration Statement or Prospectus. Each Holder agrees to furnish to the Company a completed questionnaire in the form attached to this Agreement as Annex B (a “Selling Stockholder Questionnaire”) on a date that is not less than the end of the fourth (4th) Business Day following the date on which the Company requests from such Holder in writing the delivery of a completed Selling Stockholder Questionnaire in accordance with this Section.

(b) (i) Prepare and file with the Commission such amendments, including post-effective amendments, and supplements to a Registration Statement and the Prospectus used in connection therewith as may be necessary to keep a Registration Statement continuously effective (and the Prospectus used therein current and available for use) as to the applicable Registrable Securities for the Effectiveness Period, (ii) prepare and file with the Commission as promptly as practicable any additional Registration Statements as may be necessary in order to register for resale under the 1933 Act all of the Registrable Securities, (iii) cause any related Prospectus to be amended or supplemented by any required Prospectus supplement (subject to the terms of this Agreement), and, as so supplemented or amended, to be filed pursuant to Rule 424, (iv) respond as promptly as reasonably possible to any comments received from the Commission with respect to a Registration Statement, Prospectus or any amendment or supplement thereto, and (v) comply in all material respects with the provisions of the 1933 Act with respect to the disposition of all Registrable Securities covered by a Registration Statement during the applicable period in accordance (subject to the terms of this Agreement) with the intended methods of disposition by the Holders thereof set forth in such Registration Statement as so amended or in such Prospectus as so supplemented.

(c) Notify the Holders of Registrable Securities to be sold (which notice shall, pursuant to clauses (iii) through (vi) hereof, be accompanied by an instruction to suspend the use of the Prospectus (entirely or in a particular jurisdiction, as the case may be) until the requisite changes have been made) as promptly as reasonably possible (and, in the case of (i)(A) below, not less than two (2) Business Days prior to such filing) and (if requested by any such Person) confirm such notice in writing no later than one (1) Business Day following the day: (i)(A) when a Prospectus or any Prospectus supplement or post-effective amendment (other than any 1934 Act filing incorporated or deemed to be incorporated therein by reference or any supplement that includes only the most recent filing of the Company’s Form 10-Q) to a Registration Statement is proposed to be filed, (B) when the Commission notifies the Company whether there will be a “review” of such Registration Statement and whenever the Commission comments in writing on such Registration Statement, and (C) with respect to a Registration Statement or any post-effective amendment (other than any 1934 Act filing incorporated or deemed to be incorporated therein by reference), when the same has become effective; (ii) of any request by the Commission or any other federal or state governmental authority for amendments or supplements to a Registration Statement or Prospectus or for additional information (other than any 1934 Act filing incorporated or deemed to be incorporated therein by reference); (iii) of the issuance by the Commission or any other federal or state governmental authority of any stop order suspending the effectiveness of a Registration Statement covering any Registrable Securities or the initiation of any Proceedings for that purpose; (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any Proceeding for such purpose; (v) of the occurrence of any event or passage of time that makes the financial statements included in a Registration Statement ineligible for inclusion therein or any statement made in a Registration Statement or Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires any revisions to a Registration Statement, Prospectus or other documents so that, in the case of a Registration Statement or the Prospectus, as the case may be, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and (vi) of the occurrence or existence of any pending corporate development with respect to the Company that the Company believes may be material and that, in the determination of the Company, makes it not in the best interest of the Company to allow continued availability of a Registration Statement or Prospectus (a “Suspension Period”), provided that the Company shall excise any information contained in any notice of a Suspension Period to the extent that such information would constitute material, non-public information regarding the Company or any of its subsidiaries; and provided further, that during any three hundred sixty (360) day period such Suspension Periods shall not exceed an aggregate of ninety (90) days.

(d) Use its commercially reasonable efforts to avoid the issuance of, or, if issued, obtain the withdrawal as soon as reasonably practicable of (i) any order stopping or suspending the effectiveness of a Registration Statement, or (ii) any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction.

(e) Subject to the terms of this Agreement, consent to the use of such Prospectus and each amendment or supplement thereto by each of the selling Holders in connection with the offering and sale of the Registrable Securities covered by such Prospectus and any amendment or supplement thereto, except after the giving of any notice pursuant to Section 3(c) until the delivery of the Advice contemplated by Section 7(b).

(f) Cooperate with any broker-dealer through which a Holder proposes to resell its Registrable Securities in effecting a filing with the FINRA Corporate Financing Department pursuant to FINRA Rule 5110, as requested by any such Holder.

(g) Subject to Section 3(c), as promptly as reasonably possible, prepare a supplement or amendment, including a post-effective amendment, to a Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, and file any other required document so that, as thereafter delivered, neither a Registration Statement nor such Prospectus will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(h) When and as required for purposes of filing or updating any Registration Statement, require each selling Holder to furnish to the Company a certified statement as to the number of Common Stock beneficially owned by such Holder and the natural persons thereof that have voting and dispositive control over the shares. In the event of the failure by such Holder to comply with the Company’s request within ten (10) days from the date of such request, the Company shall be permitted to exclude such Holder from such Registration Statement, without being subject to the payment of liquidated damages to such Holder. At such time that such Holder complies with the Company’s request, the Company shall use its commercially reasonable efforts to include such Holder on such Registration Statement.

(i) In connection with the preparation and filing of each Registration Statement registering Registrable Securities under the 1933 Act (other than any 1934 Act filing incorporated or deemed to be incorporated therein by reference or any supplement that includes only the most recent filing of the Company’s Form 10-Q), and before filing any such Registration Statement (other than any 1934 Act filing incorporated or deemed to be incorporated therein by reference or any supplement that includes only the most recent filing of the Company’s Form 10-Q), give the participating Holders of Registrable Securities and their respective counsel, the opportunity to (i) review any such Registration Statement, each prospectus included therein or filed with the Commission, each amendment thereof or supplement thereto (other than any 1934 Act filing incorporated or deemed to be incorporated therein by reference or any supplement that includes only the most recent filing of the Company’s Form 10-Q) and the Company’s response to Commission comments, and (ii) provide comments to such documents if necessary to cause the description relating to such Holders to be accurate.

(j) Register the Registrable Securities on Form S-3 if the Company is then eligible to register the Registrable Securities for resale on such form. In the event that Form S-3 is not available for the registration of the resale of Registrable Securities, the Company shall (i) register the resale of the Registrable Securities on Form S-1 and (ii) undertake to register the Registrable Securities on Form S-3 as soon as such form is available, provided that the Company shall maintain the effectiveness of any Registration Statement then in effect until the earlier of (x) such time as a Registration Statement on Form S-3 covering the Registrable Securities has been declared effective by the Commission and (y) there are no Warrants or Registrable Securities then outstanding.

(k) Furnish to each Holder, without charge, (i) at least one (1) conformed copy of each Registration Statement and each amendment thereto and all exhibits to the extent requested by such Holder (excluding those previously furnished or incorporated by reference) promptly after the filing of such documents with the Commission, except if such documents are available on EDGAR; and (ii) as many copies of each Prospectus or Prospectuses (including without limitation each form of prospectus) and each amendment or supplement thereto as such Holder may reasonably request.

(l) Cooperate with the Holders to facilitate the timely preparation and delivery of certificates representing or evidence of uncertificated shares evidencing Registrable Securities to be delivered to a transferee pursuant to a Registration Statement, which shall be free of all restrictive legends and issued in such denominations and registered in such names as any such Holder may request.

(m) Provide and cause to be maintained a transfer agent and registrar for all Registrable Securities covered by such Registration Statement.

(n) Use its commercially reasonable efforts to cause all Registrable Securities covered by the Registration Statement to be listed on each securities exchange on which identical securities issued by the Company are then listed.

(o) If necessary, use its commercially reasonable efforts to provide a CUSIP number for the Registrable Securities.

(p) If requested by a Holder, the Company shall as soon as practicable, file a prospectus supplement or post-effective amendment containing such information as any Holder reasonably requests to be included therein relating to the sale and distribution of Registrable Securities by such Holder, including information with respect to the number of Registrable Securities being offered or sold, the purchase price being paid therefor and any other terms of the offering of the Registrable Securities to be sold in such offering.

(q) Prior to any public offering of Registrable Securities, use its commercially reasonable efforts to register or qualify or cooperate with the selling Holders in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Securities for offer and sale under the securities or blue sky laws of all jurisdictions within the United States that the selling Holders request in writing be covered, to keep each such registration or qualification (or exemption therefrom) effective during the applicable Effectiveness Period and to do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by any Registration Statement; provided, that the Company will not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to become subject to any material tax in any such jurisdiction where it is not then so subject.

(r) If any Holder is required under applicable securities law to be described as an “underwriter” in a Registration Statement registering the resale of Registrable Securities by such Holder, use commercially reasonable efforts to furnish to such Holder, on the date of the effectiveness of such Registration Statement and thereafter from time to time on such dates as such Holder may reasonably request, (i) a letter, dated such date, from the Company’s independent registered public accounting firm in form and substance as is customarily given by independent registered public accounting firm to underwriters in an underwritten public offering, addressed to such Holder, and (ii) an opinion, dated such date, of external counsel representing the Company for purposes of such Registration Statement, in form, scope and substance as is customarily given to underwriters in an underwritten public offering, addressed to such Holder.

(s) If any Holders are required under applicable securities law to be described as an “underwriter” in a Registration Statement registering the resale of Registrable Securities by such Holders, in connection with such Holders’ due diligence requirements, if any, make available for inspection by (i) such Holders and one legal counsel retained by such Holders and (ii) one firm of accountants or other agents retained by such Holders (collectively, the “Inspectors”), all pertinent financial and other records, and pertinent corporate documents and properties of the Company and its subsidiaries (collectively, the “Records”), as shall be reasonably deemed necessary by such Holders solely for the purpose of establishing a due diligence defense under underwriter liability under the 1933 Act, and cause the Company’s officers, directors and employees to supply all information that any Inspector may reasonably request for the purpose of establishing a due diligence defense for such Holders under underwriter liability under the 1933 Act; provided, however, that each Inspector shall agree to hold in strict confidence and shall not make any disclosure (except to such Holders) or use of any Record or other information which the Company determines in good faith to be confidential, and of which determination the Inspectors are so notified, unless (a) the disclosure of such Records is necessary to avoid or correct a material misstatement or material omission in any Registration Statement, (b) the release of such Records is ordered pursuant to a final, non-appealable subpoena or order from a court or government body of competent jurisdiction, or (c) the information in such Records has been made generally available to the public other than by disclosure in violation of this Agreement. Each Holder agrees that it shall, upon learning that disclosure of such Records is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt notice to the Company and allow the Company, at its expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, the Records deemed confidential. Nothing herein (or in any other confidentiality agreement between the Company and any Holder) shall be deemed to limit the Holders’ ability to sell Registrable Securities in a manner which is otherwise consistent with applicable laws and regulations.

(t) Use its commercially reasonable efforts to comply with all applicable rules and regulations of the Commission in connection with any registration hereunder.

(u) If any Holders are required under applicable securities law to be described as an “underwriter” in a Registration Statement registering the resale of Registrable Securities by such Holders, the Company shall make generally available to its security holders (which may be satisfied by making such information available on EDGAR) as soon as practical, but not later than ninety (90) days after the close of the period covered thereby, an earnings statement (in form complying with, and in the manner provided by, the provisions of Rule 158 of the 1933 Act) covering a twelve-month period beginning not later that the first day of the Company’s fiscal quarter next following the applicable date when each Registration Statement is declared effective by the SEC.

4. Registration Expenses. All fees and expenses incident to the performance of or compliance with this Agreement by the Company (other than fees and expenses incurred by Holders, including any fees and disbursements of counsel selected by Holders other than as set forth in clause (iii) below) shall be borne by the Company whether or not any Registrable Securities are sold pursuant to a Registration Statement. The fees and expenses referred to in the foregoing sentence shall include, without limitation: (i) all registration and filing fees (including, without limitation, fees and expenses of the Company’s counsel and independent registered public accounting firm) (A) with respect to filings made with the Commission, (B) with respect to filings required to be made with any trading market on which the Common Stock are then listed for trading, (C) related to compliance with applicable state securities and blue sky laws, and (D) incurred in connection with the submission of any filing with FINRA; (ii) printing expenses (including, without limitation, expenses of printing certificates for Registrable Securities and of printing Prospectuses); (iii) fees and disbursements of King & Spalding LLP as counsel to the lead investor, which fees and disbursements shall not exceed $20,000 in the aggregate for the initial filing of the Registration Statement pursuant to Section 2(a) of this Agreement and $7,500 for each post-effective amendment (other than any 1934 Act filing incorporated by referenced and deemed to be a post-effective amendment) to any Registration Statement or new Registration Statement filed to register additional Registrable Securities; and (iv) fees and expenses of all other Persons retained by the Company in connection with the consummation of the transactions contemplated by this Agreement. In no event shall the Company be responsible for any broker or similar commissions or other expenses of any Holder.

5. Indemnification.

(a) Indemnification by the Company. The Company shall, notwithstanding any termination of this Agreement, indemnify and hold harmless each Holder of Registrable Securities, the directors, officers, partners, members, shareholders, agents and employees of each such Holder, each Person who controls any Holder (within the meaning of Section 15 of the 1933 Act and Section 20 of the 1934 Act), and the directors and officers, of such controlling Persons (collectively, the “Indemnitees”), to the fullest extent permitted by applicable law, from and against any and all Proceedings, causes of action, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the Proceeding for which indemnification hereunder is sought), and including reasonable attorneys’ fees and disbursements (collectively, the “Indemnified Liabilities”), incurred by any Indemnitee as a result of, or arising out of, or relating to (i) any untrue or alleged untrue statement of a material fact contained in a Registration Statement, any Prospectus or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading or (ii) any violation or alleged violation by the Company of the 1933 Act, the 1934 Act, or any state securities law, or any rule or regulation thereunder, in connection with the performance of its obligations under this Agreement, except in each case to the extent, but only to the extent, that (A) such untrue statements or omissions are based upon information regarding such Holder furnished in writing to the Company by such Holder expressly for use therein or to the extent that such information relates to such Holder’s proposed method of distribution of Registrable Securities or (B) the Holder used an outdated or defective Prospectus which the Company had previously notified such Holder was outdated or defective pursuant to Sections 3(c)(iii) through (vi) and for which the Company had not yet provided the Advice contemplated in Section 7(b), but only to the extent that following the receipt of the Advice the misstatement or omission giving rise to such Loss would have been corrected. The Company shall notify the Holders promptly of the institution, threat or assertion of any Proceeding arising from or in connection with the transactions contemplated by this Agreement of which the Company is aware. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Indemnitee and shall survive the transfer of any Registrable Securities by any of the Holders.

(b) Indemnification by Holders. Each Holder shall, severally and not jointly, indemnify and hold harmless the Company, its directors, officers, agents and employees, each Person who controls the Company (within the meaning of Section 15 of the 1933 Act and Section 20 of the 1934 Act), and the directors and officers of such controlling Persons, to the fullest extent permitted by applicable law, from and against all Indemnified Liabilities, as incurred, to the extent arising out of or based solely upon: (i) such Holder’s failure to comply with the prospectus delivery requirements of the 1933 Act or (ii) any untrue or alleged untrue statement of a material fact contained in any Registration Statement, any Prospectus, or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission of a material fact required to be stated therein or necessary to make the statements therein not misleading (A) to the extent, but only to the extent, that such untrue statement or omission is contained in any information so furnished in writing by such Holder to the Company expressly for inclusion in such Registration Statement or such Prospectus or (B) to the extent, but only to the extent, that such information relates to such Holder’s information provided in the Selling Stockholder Questionnaire or the proposed method of distribution of Registrable Securities set forth in the Prospectus or in any amendment or supplement thereto or (C) the use by such Holder of an outdated or defective Prospectus after the Company has notified such Holder in writing that the Prospectus is outdated or defective and prior to the receipt by such Holder of the Advice contemplated in Section 7(b), but only to the extent that following the receipt of the Advice the misstatement or omission giving rise to such Loss would have been corrected. In no event shall the liability of any selling Holder hereunder be greater in amount than the dollar amount of the net proceeds actually received by such Holder upon the sale of the Registrable Securities giving rise to such indemnification obligation.

(c) Conduct of Indemnification Proceedings.

(i) If any Proceeding shall be brought or asserted against any Indemnitee or the Company or any person entitled to indemnification under Section 5(b) (an “Indemnified Party”), such Indemnified Party shall promptly notify the Person from whom indemnity is sought (the “Indemnifying Party”) in writing, and the Indemnifying Party shall have the right to assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of all fees and expenses incurred in connection with defense thereof; provided, that the failure of any Indemnified Party to give such notice shall not relieve the Indemnifying Party of its obligations or liabilities pursuant to this Agreement, except (and only) to the extent that it shall be finally determined by a court of competent jurisdiction (which determination is not subject to appeal or further review) that such failure shall have materially prejudiced the Indemnifying Party.

(ii) An Indemnified Party shall have the right to employ separate counsel in any such Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party or Parties unless: (A) the Indemnifying Party has agreed in writing to pay such fees and expenses, (B) the Indemnifying Party shall have failed promptly to assume the defense of such Proceeding and to employ counsel reasonably satisfactory to such Indemnified Party in any such Proceeding, or (C) the named parties to any such Proceeding (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party, and counsel to the Indemnified Party shall reasonably believe that a conflict of interest is likely to exist if the same counsel were to represent such Indemnified Party and the Indemnifying Party (in which case, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense thereof and the reasonable fees and expenses of no more than one (1) separate counsel and one (1) local counsel (if necessary) shall be at the expense of the Indemnifying Party). The Indemnifying Party shall not be liable for any settlement of any such Proceeding effected without its written consent, which consent shall not be unreasonably withheld or delayed. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending Proceeding in respect of which any Indemnified Party is a party, unless such settlement (i) involves only the payment of monetary settlement amounts, (ii) includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such Proceeding and (iii) does not include any admission as to fault on the part of the Indemnified Party.

(iii) Subject to the terms of this Agreement, all reasonable fees and expenses of the Indemnified Party (including reasonable fees and expenses to the extent incurred in connection with investigating or preparing to defend such Proceeding in a manner not inconsistent with this Section) shall be paid to the Indemnified Party, as incurred, within thirty (30) Business Days of written notice thereof to the Indemnifying Party; provided, that, the Indemnified Party shall promptly reimburse the Indemnifying Party for that portion of such fees and expenses applicable to such actions for which such Indemnified Party is finally determined by a court of competent jurisdiction (which determination is not subject to appeal or further review) not to be entitled to indemnification hereunder.

(d) Contribution.

(i) If the indemnification under Section 5(a) or 5(b) is unavailable to an Indemnified Party or insufficient to hold an Indemnified Party harmless for any Indemnified Liabilities, then each Indemnifying Party shall contribute to the amount paid or payable by such Indemnified Party, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions, statements or omissions that resulted in such Indemnified Liabilities as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission of a material fact, has been taken or made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission. The amount paid or payable by a party as a result of any Indemnified Liabilities shall be deemed to include, subject to the limitations set forth in this Agreement, any reasonable attorneys’ or other fees or expenses incurred by such party in connection with any Proceeding to the extent such party would have been indemnified for such fees or expenses if the indemnification provided for in this Section was available to such party in accordance with its terms.

(ii) The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 5(d) were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 5(d), no Holder shall be required to contribute, in the aggregate, any amount in excess of the amount by which the net proceeds actually received by such Holder from the sale of such Holder’s Registrable Securities pursuant to such Registration Statement or Prospectus giving rise to such contribution obligation exceeds the amount of any damages that such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. Each Holder’s obligations to contribute pursuant to this Section 5(d) are several and not joint. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(e) Remedies Not Exclusive. The indemnity and contribution agreements contained in this Section are in addition to any liability that the Indemnifying Parties may have to the Indemnified Parties.

6. Public Information Requirement. With a view to making available to the Holders the benefits of Rule 144, for so long as any Warrants or Registrable Securities remain outstanding the Company agrees to (i) make and keep adequate current public information available, as those terms are understood and defined in Rule 144, for so long as any Holder holds Warrants or Registrable Securities, and (ii) file with the Commission in a timely manner all reports and other documents required of the Company under the 1934 Act so long as the filing of such reports and documents is required for the applicable provisions of Rule 144 and (iii) furnish to each Holder of Warrants or Registrable Securities, promptly upon request, a written statement by the Company, if true, that the Company has complied with the applicable reporting, posting and submissions requirements of the 1934 Act necessary to permit resales pursuant to Rule 144, which for avoidance of doubt, shall not include the filing of a Form 144 by Holder, if applicable.

7. Termination of Agreement. This Agreement shall terminate as to any Holder on the date such Holder beneficially owns Registrable Securities (including for this purpose, Warrants on an as exercised basis assuming the Warrants are exercised for the gross amount of shares without giving effect to cashless exercise) representing less than one percent (1%) of the outstanding shares of Common Stock and all such securities held by or issuable to such Holder are eligible for sale by such Holder free of any volume or manner of sale limitations and without regard to the public information requirements pursuant to Rule 144. Upon such termination, such shares shall cease to be “Registrable Securities” for all purposes.

8. Miscellaneous.

(a) Compliance. Each Holder acknowledges its obligation to comply with U.S. securities laws in respect of any resale of Registrable Securities, and covenants and agrees that any transfers of Registrable Securities (but not, to avoid doubt, transfers of Warrants) by such Holder, if not made pursuant to and in accordance with the Registration Statement or pursuant to and in accordance with Rule 144, shall be made by first transferring such Registrable Securities to an account in the name of the Holder (or its transferee) at the Transfer Agent so that a customary restrictive legend reasonably satisfactory to the Holder may be associated with such Registrable Securities. Each Holder further covenants and agrees that it will comply with the prospectus delivery requirements of the 1933 Act as applicable to it in connection with sales of Registrable Securities pursuant to a Registration Statement.

(b) Discontinued Disposition. By its acquisition of Registrable Securities, each Holder agrees that, upon receipt of a notice from the Company of the occurrence of any event of the kind described in Sections 3(c)(iii) through (vi), such Holder will forthwith discontinue disposition of such Registrable Securities under a Registration Statement and suspend the use of the applicable Prospectus until such Holder is advised in writing (the “Advice”) by the Company that the use of the applicable Prospectus (as it may have been supplemented or amended) may be resumed. The Company will use its commercially reasonable efforts to ensure that the use of the Prospectus may be resumed, and to provide notice thereof, as promptly as is practicable thereafter.

(c) Amendments and Waivers. The provisions of this Agreement may be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may be given, and shall be in writing and signed by the Company and the Requisite Holders. Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of a Holder or some Holders and that does not directly or indirectly affect the rights of other Holders may be given by such Holder or Holders of all of the Registrable Securities to which such waiver or consent relates; provided, however, that the provisions of this sentence may not be amended, modified, or supplemented except in accordance with the provisions of the first sentence of this Section 7(c).

(d) Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be delivered as set forth in the Credit Agreement or the Warrants, as applicable.

(e) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties and shall inure to the benefit of each Holder. The Company may not assign its rights or obligations hereunder without the prior written consent of the Requisite Holders. The rights under this Agreement may be assigned by the Holder to any transferee of all or any portion of such Holder’s Warrants or Registrable Securities provided such transferee delivers to the Company a joinder substantially in the form attached as Annex C hereto agreeing in writing to be bound by and subject to the terms and conditions of this Agreement. Notwithstanding anything in this Agreement to the contrary, no Registration Default will be deemed to have occurred with regard to any Registrable Securities held by any transferee prior to the date that is fifteen (15) Business Days after such transferee notifies the Company of its acquisition of Registrable Securities and provides any information and documentation reasonably requested by the Company for the registration of such Registrable Securities pursuant to this Agreement.

(f) No Inconsistent Agreements. Neither the Company nor any of its Subsidiaries or affiliates has entered, as of the date hereof, nor shall the Company or any of its Subsidiaries, on or after the date of this Agreement, enter into any agreement with respect to its securities, that would have the effect of impairing the rights granted to the Holders in this Agreement or otherwise conflict with the provisions hereof.

(g) Execution and Counterparts. This Agreement may be executed in several counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

(h) Governing Law; Disputes.

(i) THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby (“Related Proceedings”) may be instituted in the federal courts of the United States of America located in the Borough of Manhattan in the City of New York or the courts of the State of New York in each case located in the Borough of Manhattan in the City of New York (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court (a “Related Judgment”), as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to such party’s address set forth below shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum. With respect to any Related Proceeding, each party irrevocably waives, to the fullest extent permitted by applicable law, all immunity (whether on the basis of sovereignty or otherwise) from jurisdiction, service of process, attachment (both before and after judgment) and execution to which it might otherwise be entitled in the Specified Courts, and with respect to any Related Judgment, each party waives any such immunity in the Specified Courts or any other court of competent jurisdiction, and will not raise or claim or cause to be pleaded any such immunity at or in respect of any such Related Proceeding or Related Judgment, including, without limitation, any immunity pursuant to the United States Foreign Sovereign Immunities Act of 1976, as amended. THE COMPANY AND THE HOLDERS EACH HEREBY IRREVOCABLY WAIVE ANY RIGHT THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM BASED UPON OR ARISING OUT OF THIS AGREEMENT, ANY TRANSACTION DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

(ii) The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party. No specific representation or warranty shall limit the generality or applicability of a more general representation or warranty. Each and every reference to share prices and any other numbers in this Agreement that relate to the Registrable Securities shall be automatically adjusted for any share splits, share dividends, share combinations, recapitalizations or other similar transactions that occur after the date of this Agreement. Notwithstanding anything in this Agreement to the contrary, for the avoidance of doubt, nothing contained herein shall constitute a representation or warranty against, or a prohibition of, any actions with respect to the borrowing of, arrangement to borrow, identification of the availability of, and/or securing of, securities of the Company in order for such Investor (or its broker or other financial representative) to effect short sales or similar transactions in the future.

(iii) Any person having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law. The remedies provided in this Agreement shall be cumulative and in addition to all other remedies available under this Agreement, at law or in equity (including a decree of specific performance and/or other injunctive relief).

(i) Severability. In the event any provision of this Agreement shall be invalid, illegal or unenforceable, then (to the extent permitted by law) the validity, legality or enforceability of the remaining provisions shall not in any way be affected or impaired.

(j) Headings; Interpretation. The headings in this Agreement are for convenience only, do not constitute a part of the Agreement and shall not be deemed to limit or affect any of the provisions hereof. Unless the context clearly indicates otherwise, each pronoun herein shall be deemed to include the masculine, feminine, neuter, singular and plural forms thereof. The terms “including,” “includes,” “include” and words of like import shall be construed broadly as if followed by the words “without limitation.” The terms “herein,” “hereunder,” “hereof” and words of like import refer to this entire Agreement instead of just the provision in which they are found.

(k) Independent Nature of Holders’ Obligations and Rights. The obligations of each Holder hereunder are several and not joint with the obligations of any other Holder hereunder, and no Holder shall be responsible in any way for the performance of the obligations of any other Holder hereunder. Nothing contained herein or in any other agreement or document delivered at any closing, and no action taken by any Holder pursuant hereto or thereto, shall be deemed to constitute the Holders as a partnership, an association, a joint venture or any other kind of group or entity, or create a presumption that the Holders are in any way acting in concert or as a group or entity with respect to such obligations or the transactions contemplated by this Agreement or any other matters, and the Company acknowledges that the Holders are not acting in concert or as a group. Each Holder shall be entitled to protect and enforce its rights, including without limitation the rights arising out of this Agreement, and it shall not be necessary for any other Holder to be joined as an additional party in any proceeding for such purpose. The use of a single agreement with respect to the obligations of the Company was done solely for the convenience of the Company and not because it was required or requested to do so by any Holder.

IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first written above.

VERITONE, INC.

By:	/s/ Michael Zemetra
Name: Michael Zemetra
Title: Chief Financial Officer

[REMAINDER OF PAGE INTENTIONALLY BLANK; SIGNATURE PAGES FOR INVESTORS FOLLOW]

[Signature Page to Registration Rights Agreement]

IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first written above.

HIGHBRIDGE TACTICAL CREDIT MASTER FUND, L.P.

BY: HIGHBRIDGE CAPITAL MANAGEMENT, LLC, AS TRADING MANAGER AND NOT IN ITS INDIVIDUAL CAPACITY

By:	/s/ Steve Ardovini
Name: Steve Ardovini
Title: Head of Operations Highbridge Capital Management, LLC

HIGHBRIDGE TACTICAL CREDIT INSTITUTIONAL FUND, LTD.

BY: HIGHBRIDGE CAPITAL MANAGEMENT, LLC, AS TRADING MANAGER AND NOT IN ITS INDIVIDUAL CAPACITY

By:	/s/ Steve Ardovini
Name: Steve Ardovini
Title: Head of Operations Highbridge Capital Management, LLC

[Signature Page to Registration Rights Agreement]

IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first written above.

CONTEXT PARTNERS MASTER FUND, L.P.

By:	/s/ Charles E. Carnegie
Name: Charles E. Carnegie
Title: Managing Member Context Capital Management, LLC General Partner

[Signature Page to Registration Rights Agreement]

IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first written above.

RIVERVIEW GROUP LLC

BY: INTEGRATED HOLDING GROUP LP, ITS MANAGING MEMBER

BY: MILLENNIUM MANAGEMENT LLC, ITS GENERAL PARTNER

By:	/s/ Mark Meskin
Name: Mark Meskin
Title: Chief Trading Officer

[Signature Page to Registration Rights Agreement]

IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first written above.

TENOR OPPORTUNITY MASTER FUND LTD.

By:	/s/ Daniel Kochav
Name: Daniel Kochav
Title: Director

[Signature Page to Registration Rights Agreement]

IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first written above.

WHITEBOX ADVISORS VALUE PARTNERS, LP

BY: WHITEBOX ADVISORS LLC, ITS INVESTMENT MANAGER

By:	/s/ Andrew Thau
Name: Andrew Thau
Title: Senior Legal Analyst

WHITEBOX GT FUND, LP

BY: WHITEBOX ADVISORS LLC, ITS INVESTMENT MANAGER

By:	/s/ Andrew Thau
Name: Andrew Thau
Title: Senior Legal Analyst

WHITEBOX MULTI-STRATEGY PARTNERS, LP

BY: WHITEBOX ADVISORS LLC, ITS INVESTMENT MANAGER

By:	/s/ Andrew Thau
Name: Andrew Thau
Title: Senior Legal Analyst

PANDORA SELECT PARTNERS, LP

BY: WHITEBOX ADVISORS LLC, ITS INVESTMENT MANAGER

By:	/s/ Andrew Thau
Name: Andrew Thau
Title: Senior Legal Analyst

[Signature Page to Registration Rights Agreement]

IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first written above.

BLACKWELL PARTNERS, LLC_SERIES B

BY: SILVERBACK ASSET MANAGEMENT, LLC, ITS TRADING MANAGER

By:	/s/ Laura Kleber
Name: Laura Kleber
Title: CCO

SILVERBACK OPPORTUNISTIC CREDIT MASTER FUND LIMITED

BY: SILVERBACK ASSET MANAGEMENT, LLC, ITS TRADING MANAGER

By:	/s/ Laura Kleber
Name: Laura Kleber
Title: CCO

SILVERBACK CONVERTIBLE MASTER FUND LIMITED

BY: SILVERBACK ASSET MANAGEMENT, LLC, ITS TRADING MANAGER

By:	/s/ Laura Kleber
Name: Laura Kleber
Title: CCO

KASAD 2, LP

BY: SILVERBACK ASSET MANAGEMENT, LLC, ITS TRADING MANAGER

By:	/s/ Laura Kleber
Name: Laura Kleber
Title: CCO

[Signature Page to Registration Rights Agreement]

Annex A

Plan of Distribution

The selling shareholders, which as used herein includes donees, pledgees, transferees or other successors-in-interest selling common stock received after the date of this prospectus from a selling shareholder as a gift, pledge, partnership distribution, sale or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their common stock on any stock exchange, market or trading facility on which the common stock is traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The selling shareholders may use any one or more of the following methods when disposing of their shares of common stock or any interests therein:

•	ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers;

•	block trades in which a broker-dealer will attempt to sell common stock as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	privately negotiated transactions;

•	in underwritten transactions;

•	short sales;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	broker-dealers may agree with the selling shareholders to sell a specified number of shares of common stock at a stipulated price per share;

•	distribution to members, limited partners or stockholders of any of the selling stockholders;

•	any other method permitted by applicable law; and

•	a combination of any of the foregoing methods.

The selling shareholders may, from time to time, pledge or grant a security interest in some or all of the common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the common stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b) or any other applicable provision of the Securities Act of 1933, as amended (the “Securities Act”), amending the list of selling shareholders to include the pledgee, transferee or other successors in interest as selling shareholders under this prospectus. The selling shareholders also may transfer their common stock in other circumstances, in which case the donees, transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of common stock or interests therein, the selling shareholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of our securities in the course of hedging the positions they assume. The selling shareholders may also sell common stock short and deliver the securities offered hereby to close out their short positions, or loan or pledge their common stock to broker-dealers that in turn may sell these securities. The selling shareholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities that require the delivery to such broker-dealer or other financial institution of common stock offered by this prospectus, which common stock such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the selling shareholders from the sale of the common stock offered by them will be the purchase price of the common stock less discounts or commissions, if any. Each of the selling shareholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. We will not receive any of the proceeds from any offering by the selling shareholders.

The selling shareholders also may resell all or a portion of the common stock offered hereby in open market transactions in reliance on Rule 144 under the Securities Act, provided that they meet the criteria and conform to the requirements of that rule, or pursuant to other available exemptions from the registration requirements of the Securities Act.

The selling shareholders and any underwriters, broker-dealers or agents that participate in the sale of the common stock or interests therein may be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the common stock may be underwriting discounts and commissions under the Securities Act. If any selling security holder is an “underwriter” within the meaning of Section 2(11) of the Securities Act, then the selling security holder will be subject to the prospectus delivery requirements of the Securities Act.

To the extent required, the common stock to be sold, the names of the selling shareholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, and any applicable discounts, commissions, concessions or other compensation with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

We have agreed to maintain the effectiveness of this prospectus until all shares of common stock offered hereby have been sold under this prospectus or Rule 144 under the Securities Act, or have been issued and are no longer outstanding. In addition, we do not have to maintain the effectiveness of this prospectus once each selling shareholder beneficially owns shares of common stock (including shares of common stock underlying the warrants on an as exercised basis) of less than 1% of our outstanding shares of common stock and all such shares are eligible for sale by the selling shareholder free of any volume or manner of sale limitations and without regard to the public information requirements under Rule 144. We are required to pay all fees and expenses incident to the registration of the shares of common stock to be offered and sold pursuant to this prospectus. The selling shareholders will bear all commissions and discounts, if any, attributable to their sale of shares of common stock.

We have advised the selling shareholders that the anti-manipulation rules of Regulation M under the Securities Exchange Act of 1934, as amended, may apply to sales of common stock in the market and to the activities of the selling shareholders and their affiliates. In addition, to the extent applicable, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling shareholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling shareholders may indemnify any broker-dealer that participates in transactions involving the sale of the common stock against certain liabilities, including liabilities arising under the Securities Act.

A selling shareholder that is an entity may elect to make an in-kind distribution of common stock to its members, partners or stockholders pursuant to the registration statement of which this prospectus is a part by delivering a prospectus.

We have agreed to indemnify the selling shareholders against liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the common stock offered by this prospectus.

We have agreed with the selling shareholders to use commercially reasonable efforts to cause the registration statement of which this prospectus constitutes a part to become effective and to remain continuously effective, subject to certain exceptions, until such time as all of the common stock covered by this prospectus have been disposed of pursuant to and in accordance with such registration statement.

Annex B

Selling Stockholder Notice and Questionnaire

The undersigned beneficial owner of Common Stock (the “Registrable Securities”), par value 0.001 per share, of Veritone, Inc., a Delaware corporation (the “Company”), understands that the Company has filed or intends to file with the Securities and Exchange Commission (the “Commission”) a registration statement (the “Registration Statement”) for the registration and resale under Rule 415 of the Securities Act of 1933, as amended, of the Registrable Securities, in accordance with the terms of the Registration Rights Agreement (the “Registration Rights Agreement”) to which this document is annexed. A copy of the Registration Rights Agreement is available from the Company upon request at the address set forth below. All capitalized terms not otherwise defined herein shall have the meanings ascribed thereto in the Registration Rights Agreement.

Certain legal consequences arise from being named as a selling stockholder in the Registration Statement and the related prospectus. Accordingly, holders and beneficial owners of Registrable Securities are advised to consult their own securities law counsel regarding the consequences of being named or not being named as a selling stockholder in the Registration Statement and the related prospectus.

NOTICE

The undersigned beneficial owner (the “Selling Stockholder”) of Registrable Securities hereby elects to include the Registrable Securities owned by it in the Registration Statement.

The undersigned hereby provides the following information to the Company and represents and warrants that such information is accurate:

QUESTIONNAIRE

1.	Name.

(a) Full Legal Name of Selling Stockholder

(b) Full Legal Name of Registered Holder (if not the same as (a) above) through which Registrable Securities are held:

(c) Full Legal Name of Natural Control Person (which means a natural person who directly or indirectly alone or with others has power to vote or dispose of the securities covered by this Questionnaire):

2.	Address for Notices to Selling Stockholder:

Telephone:

Fax:

Contact Person:

3.	Broker-Dealer Status:

(a)	Are you a broker-dealer?

Yes  ☐    No  ☐

(b)	If “yes” to Section 3(a), did you receive your Registrable Securities as compensation for investment banking services to the Company?

Yes  ☐    No  ☐

Note: If “no” to Section 3(b), the Commission’s staff has indicated that you should be identified as an underwriter in the Registration Statement.

(c)	Are you an affiliate of a broker-dealer?

Yes  ☐    No  ☐

(d)

If you are an affiliate of a broker-dealer, do you certify that you purchased the Registrable Securities in the ordinary course of business, and at the time of the purchase of the Registrable Securities to be resold, you had no agreements or understandings, directly or indirectly, with any person to distribute the Registrable Securities?

Yes  ☐    No  ☐

Note:	If “no” to Section 3(d), the Commission’s staff has indicated that you should be identified as an underwriter in the Registration Statement.

4.	Beneficial Ownership of Securities of the Company Owned by the Selling Stockholder.

Except as set forth below in this Item 4, the undersigned is not the beneficial or registered owner of any securities of the Company other than the securities issuable pursuant to the Credit Agreement or the Warrants.

(a)	Type and Amount of other securities beneficially owned by the Selling Stockholder:

5.	Relationships with the Company:

Except as set forth below, neither the undersigned nor any of its affiliates, officers, directors or principal equity holders (owners of 5% of more of the equity securities of the undersigned) has held any position or office or has had any other material relationship with the Company (or its predecessors or affiliates) during the past three years.

State any exceptions here:

The undersigned agrees to promptly notify the Company of any material inaccuracies or changes in the information provided herein that may occur subsequent to the date hereof at any time while the Registration Statement remains effective; provided, that the undersigned shall not be required to notify the Company of any changes to the number of securities held or owned by the undersigned or its affiliates.

By signing below, the undersigned consents to the disclosure of the information contained herein in its answers to Items 1 through 5 and the inclusion of such information in the Registration Statement and the related prospectus and any amendments or supplements thereto. The undersigned understands that such information will be relied upon by the Company in connection with the preparation or amendment of the Registration Statement and the related prospectus and any amendments or supplements thereto.

IN WITNESS WHEREOF the undersigned, by authority duly given, has caused this Notice and Questionnaire to be executed and delivered either in person or by its duly authorized agent.

Beneficial Owner:

Date:	By:
Name: Title:

PLEASE EMAIL A .PDF COPY OF THE COMPLETED AND EXECUTED NOTICE AND QUESTIONNAIRE TO:

Logan Tiari

Partner

Cooley LLP

Craig Gatarz

Chief Legal Officer

Veritone, Inc.

Annex C

Registration Rights Joinder Agreement

[•], 20[•]

The undersigned is executing and delivering this joinder (this “Joinder”) pursuant to the Registration Rights Agreement, dated as of December 13, 2023 (the “Registration Rights Agreement”), by and among Veritone, Inc. (the “Company”) and the Holders party thereto. Capitalized terms used but not otherwise defined herein shall have the meanings provided in the Registration Rights Agreement.

By executing and delivering this Joinder to the Company, the undersigned hereby agrees to become a party to, to be bound by, and to comply with the Registration Rights Agreement as a Holder of Registrable Securities in the same manner as if the undersigned were an original signatory to the Registration Rights Agreement, and the undersigned’s (i) shares of Common Stock issuable or issued in accordance with the terms of the Warrants and (ii) any securities issued or issuable upon any stock split, stock dividend or similar event with respect thereto shall be included as Registrable Securities under the Registration Rights Agreement to the extent provided therein.

Accordingly, the undersigned has executed and delivered this Joinder as of the date first listed above.

HOLDER:
[_____]

By:
Name:
Title:

C-1